EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
 CNS, Inc.:

We consent to the use of our reports included herein and incorporated herein by reference and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 8, 1996